UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Compas Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 18, 2005
To the Shareholders of
Compass Bancshares, Inc.
      On behalf of the Board of Directors of Compass Bancshares, Inc., I am pleased to invite you to the annual meeting of shareholders to be held on Monday, April 18, 2005, in Birmingham, Alabama. We have enclosed a Notice of Annual Meeting of Shareholders and a Proxy Statement containing information concerning those matters which are to be considered at the meeting.
      Detailed information concerning Compass’ activities and operations during fiscal year 2004 is contained in our Annual Report, which is enclosed.
      Every shareholder’s vote is important. In order to ensure your shares are voted at the meeting, please sign and return the accompanying proxy card in the enclosed postage-prepaid envelope at your earliest convenience. You also may vote electronically via the Internet or by telephone in accordance with the instructions on the accompanying proxy card. You may, of course, vote in person at the meeting, whether or not you submit a proxy.

Sincerely yours,

D. Paul Jones, Jr.
Chairman and Chief Executive Officer
Whether or not you plan to attend the Annual Meeting, please promptly complete, date, sign and mail the accompanying proxy card in the enclosed envelope furnished for that purpose or vote electronically via the Internet or by telephone in accordance with the instructions on the proxy card.

COMPASS BANCSHARES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Monday, April 18, 2005

       The annual meeting of the shareholders of Compass Bancshares, Inc., will be held at the Corporate Headquarters Building, 15 South 20th Street, Birmingham, Alabama, on Monday, April 18, 2005, at 10:00 a.m. (Birmingham, Alabama time) for the following purposes:

l. To elect three directors, each to serve for a term of three years or until his or her successor is elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for 2005; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.
      Shareholders of record at the close of business on March 4, 2005, are entitled to notice of and to vote at the meeting.
      Your vote is important. Shareholders who do not expect to attend the meeting are requested to sign the enclosed proxy card and return it immediately in the enclosed envelope or vote electronically via the Internet or by telephone in accordance with the instructions on the proxy card in order that your shares may be represented at the meeting.

By Order of the Board of Directors

Jerry W. Powell
General Counsel and Secretary
Birmingham, Alabama
March 18, 2005

COMPASS BANCSHARES, INC.
Proxy Statement for Annual Meeting of
Shareholders to be held on April 18, 2005
       This Proxy Statement is furnished in connection with the solicitation of proxies by Compass’ Board of Directors for use at the annual meeting of shareholders to be held at Compass’ executive offices on April 18, 2005, and at any adjournments thereof, (the “Annual Meeting”) for the purpose of (i) electing three members of the Board of Directors; (ii) ratifying the selection of PricewaterhouseCoopers LLP as independent accountants for 2005; and (iii) transacting such other business as may properly come before the Annual Meeting. Compass’ executive offices are located at 15 South 20th Street, Birmingham, AL 35233. This Proxy Statement and the accompanying proxy card, together with a copy of Compass’ annual report for the fiscal year ended December 31, 2004, were first mailed to shareholders on or about March 18, 2005.
      In this Proxy Statement, when we refer to “Compass” we mean Compass Bancshares, Inc. Where we need to make a specific reference to Compass Bank, an Alabama banking corporation and Compass’ lead bank subsidiary, we will refer to “Compass Bank.”
Shareholders Entitled to Vote
      You may vote if you owned shares of Compass’ common stock as of the close of business on March 4, 2005, which is the record date for the Annual Meeting. Each shareholder will be entitled to one vote on each proposal for each share of common stock held by such shareholder as of such record date. At the close of business on March 4, 2005, there were 123,724,519 shares of common stock outstanding. Notwithstanding the record date specified above, the stock transfer books of Compass will not be closed, and stock may be transferred subsequent to the record date, although all votes must be cast in the names of the shareholders of record as of the record date.
Vote Required
      At the Annual Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors will be elected at the Annual Meeting by a plurality of the votes cast, whether in person or by proxy.
      You may abstain or withhold your vote (collectively, “abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Annual Meeting. Since the election of directors is determined by the votes cast at the Annual Meeting, abstentions will not affect such election.
      Generally, a broker is entitled to vote shares held in “street name” on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in “street name” on certain non-routine items absent instructions from the beneficial owner of such shares (a “broker nonvote”). If a broker votes on any proposal submitted for shareholder approval, even if the broker may not vote on all proposals, then all shares so voted will be counted as present for purposes of determining the existence of a quorum and the broker nonvotes, if any, will be treated as having not voted in favor of the relevant proposal. Generally, there will be no “broker nonvotes” in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.
How to Vote
      You may vote by mail by executing and returning the enclosed proxy card, or electronically via the Internet or by telephone, by following the instructions included with the proxy card, or by attending the Annual Meeting and voting your shares in person.

      If your shares are held in “street name,” please contact your broker or nominee to determine whether you will be able to vote electronically. The deadline for voting electronically is 10:59 p.m. (Birmingham, Alabama time) on April 15, 2005.
Can I Change My Proxy?
      You may revoke your proxy at any time before your proxy has been exercised at the Annual Meeting. If you do not revoke your proxy, the shares represented thereby will be voted by the persons designated in such proxy. Shares represented by the proxies received will be voted in accordance with your instructions. In the absence of instructions, proxies will be voted FOR the election of the nominees for directors named in this Proxy Statement and FOR the ratification of the selection of PricewaterhouseCoopers, LLP, as independent accountants for 2005.
EXPENSES OF SOLICITATION
      Compass will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees personally, by telephone or by facsimile or other electronic means, for which no additional compensation will be paid to those persons engaged in such solicitation. Compass will reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxy materials to principals and obtaining their instructions. Compass has retained Morrow & Co., New York, New York, at an approximate total cost of $8,500, plus out-of-pocket expenses, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication.
HOLDINGS OF VOTING SECURITIES
      As of December 31, 2004, there was no person known to Compass to be the beneficial owner of more than five percent (5%) of Compass’ outstanding common shares.
PROPOSAL ONE
ELECTION OF DIRECTORS
      Compass’ Board of Directors is divided into three classes. At each Annual Meeting of Shareholders, shareholders elect the members of one of the three classes to a three-year term. The Board of Directors determines the size of the Board of Directors.
      The Board of Directors has nominated James H. Click, Jr., Tranum Fitzpatrick and John S. Stein for election as Class II directors, each to hold office for a term of three years or until their successors shall have been elected and qualified. In the absence of instructions, proxies will be voted FOR the election of these nominees. The Board of Directors believes that the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the persons named in the proxy may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.
      The Board of Directors unanimously recommends a vote FOR the election of each of the nominees.

      Certain information about the nominees to serve as Class II directors, the six incumbent directors who will continue to serve following the Annual Meeting and the executive officers who are not also directors or nominees is set forth in the following tables, including the number of shares of Compass’ common stock beneficially owned by each as of December 31, 2004. Executive officers who are not also directors serve at the discretion of the Board of Directors.
Nominees for Election to the Board of Directors for a Three-Year Term Expiring in 2008 (Class II)

Name and Age	Business Experience and Other Directorships

James H. Click, Jr., 61	Co-Managing Partner, Tuttle-Click Automotive Group (automotive dealerships)
• Director since 2000
• Shares of Compass common stock owned: 1,528,041
Tranum Fitzpatrick, 66	Chairman, Guilford Holding Corporation, Chairman, Guilford Partners, Inc. and President, Seagrove Corporation (real estate investment and development)
• Director since 1989
• Shares of Compass common stock owned: 256,630
John S. Stein, 67	Chairman, Golden Enterprises, Inc. (snack food distribution and sales)
• Chief Executive Officer, Golden Enterprises, Inc. from 1991 to 2002
• President, Golden Enterprises, Inc. from 1985 to 2002
• Director since 1989
• Other Directorship: Golden Enterprises, Inc.
• Shares of Compass common stock owned: 150,446
Members of the Board of Directors Continuing in Office with Terms Expiring in 2006 (Class III)

Name and Age	Business Experience and Other Directorships

Charles W. Daniel, 64	President, Dantract, Inc. (real estate investments)
• Director since 1982
• Shares of Compass common stock owned: 494,858
William E. Davenport, 64	Vice Chairman, Russell Lands, Inc. (resort land development, residential construction and building supply stores)
• President and Chief Operating Officer, Russell Lands, Inc., from 1990 to 2003
• Director since 1993
• Shares of Compass common stock owned: 85,535
Charles E. McMahen, 65	Rancher, formerly Vice Chairman, Compass Bancshares, Inc.
• Vice Chairman, Compass Bank from 1999 to 2003
• Chairman and CEO, Compass Banks of Texas, Inc. from 1991 to 1999
• Director since 2001
• Shares of Compass common stock owned: 406,285

Members of the Board of Directors Continuing in Office with Terms Expiring in 2007 (Class I)

Name and Age	Business Experience and Other Directorships

Carl J. Gessler, Jr., M.D., 49	Partner, The Heart Center, P.C.
• Director since 1998
• Shares of Compass common stock owned: 51,139
D. Paul Jones, Jr., 62	Chairman of the Board and Chief Executive Officer, Compass Bancshares, Inc.
• Chairman and Chief Executive Officer, Compass Bank since 1991
• Director since 1978
• Shares of Compass common stock owned: 1,932,661
J. Terry Strange, 61	Retired, formerly Vice Chairman and Managing Partner, KPMG LLP’s U.S. Audit Practice, Global Managing Partner, KPMG LLP’s Audit Practice and member, KPMG LLP’s International Executive Committee
• Director since 2002
• Other Directorships: New Jersey Resources Corporation, BearingPoint, Inc., Group 1 Automotive, Inc., Newfield Exploration Co.
• Shares of Compass common stock owned: 15,961
BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
      The following table contains information about the beneficial ownership of Compass common stock by each of the directors, the Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2004. Information also is provided as to ownership by all of Compass’ current directors and executive officers considered as a group.

			Common		Percent
		Common	Stock		of
Name	Position	Stock(1)(3)	Options(2)	Total	Class

James D. Barri	Executive Vice President	31,723	114,149	145,872	*
James H. Click, Jr.	Director	1,522,041	6,000	1,528,041	1.2
Charles W. Daniel	Director	488,858	6,000	494,858	*
William E. Davenport	Director	79,535	6,000	85,535	*
Tranum Fitzpatrick	Director	250,630	6,000	256,630	*
Carl J. Gessler, Jr., M.D.	Director	45,139	6,000	51,139	*
Garrett R. Hegel	Chief Financial Officer	112,576	119,486	232,062	*
D. Paul Jones, Jr.	Director, Chairman, Chief
	Executive Officer	1,244,486	688,175	1,932,661	1.6
Charles E. McMahen	Director	300,385	105,900	406,285	*
Clayton D. Pledger	Executive Vice President	26,837	112,750	139,587	*
John S. Stein	Director	144,446	6,000	150,446	*
G. Ray Stone	Senior Executive Vice President	258,328	103,806	362,134	*
J. Terry Strange	Director	9,961	6,000	15,961	*

Directors, nominees and executive officers as a group	(13 persons)	4,514,945	1,286,266	5,801,211	4.7

*	less than 1%

(1)	The amounts shown represent the total shares owned outright by such individuals together with shares held in the name of spouses, minor children, certain relatives, certain revocable trusts of which the individual is a trustee or beneficiary, estates, employee benefit plans, certain affiliated companies and foundations of which the individual serves as a trustee or managing member, as applicable.

(2)	This column includes all stock options that are exercisable or will become exercisable within sixty days.

(3)	Mr. Daniel’s figure does not include 1,952,608 shares owned by The Daniel Foundation of Alabama, a charitable foundation for which Mr. Daniel serves as trustee.
Stock Ownership Requirements For Directors and Executive Officers
      The Board has stock ownership guidelines for non-employee directors. These guidelines recommend that within three years of becoming a director each director beneficially own at least 10,000 shares of Compass common stock. Both direct and indirect equity ownership are considered as owned shares for the purpose of this guideline.
      Compass maintains stock ownership guidelines for executive officers. These guidelines are generally expressed as a multiple of the executive officer’s annual base salary. The executive officers have five years from the date they become an executive officer to meet the guidelines. Both direct and indirect equity ownership are considered as owned shares for the purpose of the guidelines. For the Chairman and Chief Executive Officer, the stock ownership requirement is five times annual base salary. For all other executive officers named in the Summary Compensation Table, the stock ownership requirement is three times annual base salary.
ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
Director Independence
      The Board has determined that all of its members, other than Messrs. Jones and McMahen, are qualified as “independent directors” under the requirements of the NASDAQ Stock Market, Inc. (“NASDAQ”).
Lead Independent Director
      Each of the chairs of the Audit, Compensation and Credit Committees of the Board acts as the chair at meetings of the independent directors, with the chair of each meeting of independent directors selected on a rotating basis.
Meetings of Independent Directors
      The independent directors will meet in executive session (with no management directors or officers present) at least twice each year. The lead independent director will chair any executive sessions. The independent directors met in executive session three times in 2004.
Retirement Policy
      A director will be expected to retire from the Board at the next Annual Meeting of shareholders at which the director would stand for re-election following the director’s reaching the age of 70 years.
Other Directorships
      No Compass director may serve on the board of directors of more than four other publicly held companies at any one time.
Access to Outside Advisors
      The Board and each of its committees has the authority to retain and approve the fees and retention of outside legal, financial or other professional advisors for the Board or such committee.

Remuneration of Directors
      During fiscal year 2004, Compass paid non-employee directors a monthly retainer of $2,083.33 and a fee of $1,750.00 for each meeting of the Board of Directors attended. In addition, members of all committees of the Board of Directors received $1,300.00 for each meeting of such committees attended. Chairmen of all committees of the Board of Directors received a monthly retainer of $333.33. Subsequent to the election of each director, these monthly retainers and fees are paid into an account for the purchase of Compass common stock under Compass’ Director & Executive Stock Purchase Plan (the “DESPP”), which includes provisions for an additional matching contribution from Compass of 45% and a “gross-up” to reimburse the directors for all federal income tax obligations attributable to these retainers, fees and matching contributions. Compass reimburses Directors for travel expenses incurred in connection with attending Board, Committee and shareholder meetings and for other business related expenses (including the travel expenses of spouses if they are specifically invited to attend the meeting for appropriate business purposes), and provides use of Compass’ aircraft if available and approved in advance by the Chief Executive Officer. In 2004, a director received additional compensation from Compass in the amount of $4,898, in connection with the director’s personal use of the Compass aircraft. Each member of the Board of Directors receives an annual stock option grant of 2,000 shares, exercisable over 10 years at the closing price on the Annual Meeting date.
Meetings of the Board of Directors and Committees
      During fiscal year 2004, the Board of Directors held six regular meetings and no special meetings. All incumbent members of the Board of Directors attended 75% or more of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served.
Committees of the Board of Directors
      The Board of Directors has five standing committees:
      The Executive Committee has the full authority of the Board of Directors to act on all matters between regularly scheduled meetings of the Board of Directors, except as to certain matters of an extraordinary nature. The results of each meeting of the Executive Committee are reported to the full Board of Directors at the next regularly scheduled meeting of the Board of Directors following the meeting of the Executive Committee. The Executive Committee did not meet during fiscal year 2004. Messrs. Jones, Chairman, Davenport and Daniel constitute the standing Executive Committee of the Board of Directors.
      The Audit Committee reviews the results of the annual audit and quarterly reviews, selects and engages the independent accountants, assesses the adequacy of Compass’ staff, management performance and procedures in connection with financial controls, and receives and considers the independent accountants’ comments as to internal controls. The Audit Committee acts pursuant to a written charter which is available on Compass’s website at www.compassweb.com. The Audit Committee met ten times during fiscal year 2004. Messrs. Strange, Chairman, Daniel, Gessler and Stein constitute the standing Audit Committee of the Board of Directors. The Board of Directors has determined that all of the members of this committee qualify as independent directors under the current requirements of NASDAQ. The Board of Directors has determined that J. Terry Strange qualifies as an “audit committee financial expert” under the rules and regulations of the Securities and Exchange Commission (“SEC”). See “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS”.
      The Compensation Committee sets the compensation of executive officers and administers Compass’ executive incentive plans. The Compensation Committee met three times during fiscal year 2004. Messrs. Davenport, Chairman, Daniel and Fitzpatrick constitute the standing Compensation Committee of the Board of Directors. The Board of Directors has determined that all of the members of this committee qualify as independent directors under the requirements of NASDAQ.
      The Credit Committee establishes and has general supervision over the credit policies of Compass and its subsidiaries and provides appropriate instruction to the officers of Compass and its subsidiaries regarding credit policies and procedures. The Credit Committee met six times during fiscal year 2004.

Messrs. Fitzpatrick, Chairman, Click, Davenport and McMahen constitute the standing Credit Committee of the Board of Directors.
      The Nominating and Corporate Governance Committee consists of all of the members of the Board of Directors other than Messrs. Jones and McMahen. The Nominating and Corporate Governance Committee has the responsibilities set forth in its charter with respect to identifying individuals qualified to become members of the Board, recommending to the Board when new members should be added to the Board, recommending to the Board individuals to fill vacant Board positions, recommending to the Board the director nominees for the next Annual Meeting, and periodically developing and recommending to the Board updates to Compass’ corporate governance guidelines. The Nominating and Corporate Governance Committee met one time during fiscal year 2004. The Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee qualify as independent directors under the requirements of NASDAQ. The charter for the Nominating and Corporate Governance Committee is available on Compass’ website at www.compassweb.com.
Procedure for Shareholder Recommendations of Nominees for Director
      In selecting nominees for directors, the Nominating and Corporate Governance Committee reviews candidates recommended by shareholders in the same manner and using the same general criteria as candidates identified otherwise.
      The Nominating and Corporate Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary mandate with respect to director nominees is to create a Board with a broad range of skills and attributes that are aligned with Compass’ strategic needs and its shareholder interests. The minimum qualifications for each nominee are: (i) the nominee must be able to dedicate the time and resources sufficient for the diligent performance of the duties required of a member of the Board of Directors; (ii) the nominee must not hold positions that conflict with their responsibilities to Compass; and (iii) the nominee must comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations. Additionally, at least a majority of members of the Board of Directors must qualify as independent directors in accordance with NASDAQ’s independence rules.
      The Nominating and Corporate Governance Committee’s process for evaluating nominees for director, including nominees recommended by shareholders, is to consider an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, and other relevant criteria as they may contribute to Compass’ success. This evaluation is performed in light of the Committee’s views as to what skills and other characteristics would most complement those of the current directors, including skills and experience of the Board as a whole. Nominees also must be able to satisfy all requirements of bank regulatory agencies. A significant personal financial interest in Compass is considered an indication of identification with Compass’ goal of creating and sustaining shareholder value. Knowledge of the local markets in which Compass conducts its primary business activities also are considered. With respect to identifying potential candidates, the Committee does not exclude any sources.
      If you wish to recommend a director candidate for consideration by the Committee, you should write to the Committee, in care of Jerry W. Powell, Corporate Secretary, Compass Bancshares, Inc., 15 South 20th Street Birmingham, AL 35233. The Committee may seek further information from or about you, and/or the candidate, which it feels is necessary or desirable to evaluate the recommended candidate.
Board Attendance at Annual Meetings
      Compass encourages participation by members of the Board of Directors at Compass’ Annual Meeting of Shareholders. All of Compass’ directors participated in the 2003 and 2004 Annual Meetings.

Communications with the Board
      You may contact one or more members of the Board of Directors or any of its Committee Chairpersons by writing to the Corporate Secretary at the following address:

Board of Directors of Compass Bancshares, Inc.
c/o Corporate Secretary
Compass Bancshares, Inc.
15 South 20th Street
Birmingham, AL 35233
      The Corporate Secretary will ensure that all appropriate communications are forwarded to the Board or the Committee Chairperson to whom the communication was intended.
EXECUTIVE COMPENSATION AND OTHER INFORMATION
      Compass’ compensation program for its Chief Executive Officer and the four other highest paid executive officers for fiscal year 2004 consisted principally of salaries, cash bonuses and equity-based compensation pursuant to certain plans which are described below.
Report of Compensation Committee on Executive Compensation
      The Compensation Committee of the Board of Directors of Compass annually establishes the compensation of the executive officers of Compass and certain of its subsidiaries. The primary objective of the Compensation Committee is to ensure that the compensation programs for executives motivate executives to produce superior performance for Compass and to provide superior returns to stockholders of Compass.
      The Committee engages a major human resources consulting firm to prepare a detailed analysis and competitive review for all of the executive officers of the company as well as certain other officers. This analysis includes base compensation levels as well as short-term and long-term incentive opportunities and actual awards and payments made pursuant to the opportunities provided. Compensation plans and levels for 2004 were established to ensure that the total compensation opportunity afforded each executive compares favorably to similarly situated executives at peer institutions.
      A significant portion of an executive’s total compensation is variable and is based on Compass’ short-term and long-term performance. Short-term performance is rewarded in the case of the executive officers by annual cash bonuses under the Management and Executive Incentive Plan, the amount and criteria of which are established in advance by the Compensation Committee.
      The following is a description of the compensation programs of Compass and the manner in which such plans relate to the objectives outlined above.

Base Salary
      The base salaries of the five highest paid executive officers of Compass are listed in the Summary Compensation Table. The base salary of each executive officer is reviewed annually by the Compensation Committee. Each executive officer’s base salary is determined by considering the performance of the individual as well as the executive officer’s experience and total responsibility in comparison to other executive officers of Compass and executives of peer institutions. The Compensation Committee seeks to ensure that the base salary of each executive officer is competitive and rewards the executive for the executive officer’s performance and total contribution to the success of Compass.

Annual Incentive Compensation
      Incentives paid to executive officers are based on pre-established, objective performance goals such as the attainment of an earnings per share goal and a return on common equity goal. Individual awards are determined as variable percentages of the participants’ base salaries, depending on the extent to which these performance goals are attained. The maximum incentive opportunity of each of the executive officers, except the Chief Executive Officer, in fiscal year 2004 was 100% of annual base salary. The amount of incentive each of the executive officers may receive is based on other performance goals related to the departments or divisions with respect to which they have supervisory responsibility, the performance of Compass as a whole, and their respective individual performances.
      For fiscal year 2004, earnings per share of at least $2.92 were required before any incentives attributable to earnings per share were paid. Earnings per share of at least $2.98 were required in order for maximum incentives to be paid. As a result of achieving earnings per share in 2004 of $2.95, 80% of incentives attributable to earnings per share were paid. A return on common equity of at least 15% was required before incentives attributable to return on common equity were paid. As a result of a return on common equity in fiscal year 2004 of 18.9%, maximum incentives for achieving this measure were paid.

2004 Compensation for Chief Executive Officer
      The Chief Executive Officer’s compensation is determined based on the same basic factors described above for the other executive officers. Mr. Jones’ base salary levels approved by the Compensation Committee generally have been at or slightly above the median compensation levels of the other companies surveyed by the human resources consulting firm. For fiscal year 2004, the Chief Executive Officer’s incentive was based solely on attainment of the earnings per share goal and the return on common equity goal set forth above. Mr. Jones’ maximum incentive opportunity for fiscal year 2004 was 150% of his base salary. Based on Compass’ earnings per share and return on common equity results in 2004, Mr. Jones received 83% of his maximum incentive opportunity.

Equity Based Compensation Plans
      The 2002 Incentive Compensation Plan, the 1999 Omnibus Incentive Plan and the 1996 Long-Term Incentive Plan (collectively the “Long-Term Incentive Plans”) of Compass make available to the Compensation Committee various methods of compensating and rewarding executives officers of Compass, including the grant or award of stock options, stock appreciation rights, restricted stock and performance units/shares. The various grants or awards under the Long-Term Incentive Plans are used by the Committee to reward management decisions that result in the long-term success of Compass.
      The Compensation Committee believes that stock ownership encourages and rewards management decisions that result in the long-term success of Compass. In the past, stock options have been one of Compass’ principal long-term incentive mechanisms, and the Committee anticipates that the various stock ownership mechanisms offered by the Long-Term Incentive Plans will be used to further such stock ownership by executives officers.

Stock Options and Restricted Stock Awards
      The value of stock options is dependent upon an appreciation in the value of the underlying shares of common stock. To encourage a long-term perspective, options granted in 2004 have a ten-year exercise period, and vest over a three-year period.
      The Compensation Committee determines the aggregate number of shares of common stock to be allocated annually for use in connection with the grant of stock options, and the Committee then grants stock options to particular executive officers. The number of shares of common stock subject to options granted by the Committee to a particular executive officer is determined in light of the executive officer’s level of responsibility, seniority, previous grants of stock options to such executive officer and the competitiveness of long-term incentive compensation at Compass compared to peer institutions. The total number of shares of common stock subject to outstanding stock options as of December 31, 2004, as a percentage of Compass’ then total outstanding common stock, is below the median reported by peer institutions of comparable size to Compass.

      During fiscal year 2004, Compass granted various officers and employees options to purchase a total of 1,499,337 shares of Compass’ common stock under the 2002 Incentive Compensation Plan and the 1996 Long-Term Incentive Plan. Among these option grants were grants of incentive and non-qualified stock options to acquire 194,000 shares to Mr. Jones, 45,000 shares to Mr. Barri, 51,000 shares to Mr. Hegel, 26,000 shares to Mr. Pledger and 26,000 shares to Mr. Stone. The exercise price of each option was equal to the fair market value of the common stock as of the grant date, and the options become exercisable over a three-year period, with 50% being exercisable on the first anniversary of the grant date and 25% becoming exercisable on each of the succeeding two anniversaries of the grant date. These options will expire ten years from the grant date, subject to earlier termination upon termination of employment.
      Compass also granted Performance Contingent Restricted Stock awards to executive officers in 2004 with respect to which the vesting of the restricted stock is conditioned upon Compass meeting certain performance goals relative to its peer group over a specified measurement period. Payments pursuant to the awards are determined by using a non-discretionary formula comprised of the following performance criteria measured over the specified measurement period relative to the performance of the peer group: (i) return on common equity; (ii) diluted earnings per share growth; (iii) revenue per share growth; (iv) nonperforming asset ratio; and (v) net charge-off ratio. If Compass’ performance is below the threshold levels relative to its peer group, then no Performance Contingent Restricted Stock will be earned. To the extent Compass’ performance exceeds the threshold performance levels relative to its peer group, a varying amount of shares of common stock up to the maximum potential award will be earned. Dividends will be accrued but not paid until an award is deemed to be earned. The Performance Contingent Restricted Stock is subject to forfeiture and accelerated vesting in certain instances. It is not expected that any Performance Contingent Restricted Stock will be earned prior to the end of the specified measurement period. The number of shares of Performance Contingent Restricted Stock awarded to each executive officer was determined by the Compensation Committee based upon a competitive assessment of long-term incentive pay levels for comparable positions at peer group financial institutions and a subjective assessment of executive officers’ performances, their respective compensation, management level in the organization and other factors.
      The Compensation Committee has considered the anticipated tax treatment to Compass and to the executive officers of various payments and benefits. In addition, the Compensation Committee is aware that some types of compensation payments and their deductibility by Compass for tax purposes (e.g., the deductibility of the spread on exercise of non-qualified options) depends upon the timing of an executive officer’s vesting or exercise of previously granted rights, and that interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily and in all circumstances limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”). The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.
      Members of the Compensation Committee:

Charles W. Daniel	William E. Davenport	Tranum Fitzpatrick
Compensation Committee Interlocks and Insider Participation
      The current members of the Compensation Committee are named above. None of these individuals have ever been an officer or employee of Compass or any of its subsidiaries. None of the members of the Compensation Committee have any other relationship to Compass or any of its subsidiaries other than as customers in the ordinary course of business of Compass Bank.

Corporate Performance Graph
      The following graph illustrates the yearly percentage change in the cumulative total shareholder return on Compass’ common stock as compared with the cumulative total returns of the other companies included within the Standard & Poor’s 500 Stock Index and the Standard & Poor’s Regional Banks Index for the period commencing December 31, 1999, and ending December 31, 2004.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG COMPASS BANCSHARES, INC., THE S & P 500 INDEX
AND THE S&P REGIONAL BANKS INDEX

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

COMPASS BANCSHARES, INC.	100.00	112.08	137.89	157.24	204.30	260.06
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
S&P REGIONAL BANKS	100.00	120.20	123.06	119.76	146.95	157.28

*	$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Summary Compensation Information
      The following table relates to compensation paid by Compass to its Chief Executive Officer and to each of the four other most highly compensated executive officers during fiscal years 2004, 2003 and 2002:
Summary Compensation Table

				Long-Term
				Compensation Awards

		Annual Compensation(2)		Restricted	Securities	All Other
				Stock Awards	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	($)(3)	Options (#)	($)(4)

D. Paul Jones, Jr.	2004	975,000	1,213,875	0	194,000	80,528	(5)
Chairman and Chief	2003	950,000	1,021,250	0	176,000	95,988	(5)
Executive Officer	2002	900,001	1,350,002	965,260	150,000	85,240	(5)
James D. Barri	2004	379,375	290,602	0	45,000	8,400	(6)
Executive Vice President	2003	342,500	229,818	0	38,000	13,050	(6)
	2002	324,999	324,999	208,080	32,000	9,600	(6)
Garrett R. Hegel	2004	432,494	376,270	0	51,000	6,983	(7)
Chief Financial Officer	2003	385,833	276,527	0	43,000	13,117	(7)
	2002	348,123	348,123	222,530	34,500	8,350	(7)
Clayton D. Pledger	2004	323,340	268,372	0	26,000	12,983	(8)
Executive Vice President	2003	303,750	217,698	0	23,000	11,816	(8)
	2002	288,333	288,333	124,270	19,400	10,897	(8)
G. Ray Stone	2004	329,167	301,188	0	26,000	9,877	(9)
Senior Executive Vice	2003	303,333	260,351	0	23,000	8,694	(9)
President	2002	281,876	281,876	121,380	18,700	8,680	(9)

(1)	The incentive amounts shown in this column were paid based on performance rendered during the fiscal years indicated, but the incentives were paid during the fiscal years immediately following the fiscal years indicated.

(2)	Although each person received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate $50,000 in any year.

(3)	Excludes the initial award of Performance Contingent Restricted Stock in 2003, which was previously reported in the Summary Compensation Table. Beginning in 2004 awards of Performance Contingent Restricted Stock are reported separately in the year of the award in the table titled “Long-Term Incentive Plan Awards” below.

(4)	Compass’ contributions of the following are included in these amounts: (i) matching contributions to individual accounts under Compass’ ESOP/401(k) Plan, (ii) 30% matching contributions for purchases of Compass common stock under Compass’ DESPP, and (iii) matching contributions to individual accounts under Compass’ ESOP Benefit Restoration Plan (“Restoration Plan”). The ESOP/401(k) Plan is generally available to employees of Compass. The DESPP, in addition to being available to directors, is available to certain employees whose contributions to Compass’ Share Accumulation Plan are limited under that Plan in accordance with the Internal Revenue Code. The Restoration Plan is available to employees whose annual compensation exceeds caps imposed by the Internal Revenue Code.

(5)	Includes contributions by Compass under the ESOP/401(k) Plan of $3,817, $8,333, and $6,000 in 2004, 2003 and 2002 respectively, matching contributions made by Compass under the DESPP of $22,973, $22,135 and $20,678 for 2004, 2003 and 2002, respectively, and matching contributions under the Restoration Plan of $53,738, $65,520 and $58,562 in 2004, 2003 and 2002, respectively. Information for the 2004 ESOP/401(k) contribution reflects a net amount after subtracting $2,333 which was erroneously contributed in 2003 due to the ESOP/401(k) plan administrator providing matching contributions in excess of the eligible compensation limit of $205,000.

(6)	Includes contributions by Compass under the ESOP/401(k) Plan of $3,300, $8,850 and $6,000 in 2004, 2003 and 2002, respectively, and matching contributions under the Restoration Plan of $5,100, $4,200 and $3,600 in 2004, 2003 and 2002, respectively. Mr. Barri did not participate in the DESPP during 2004, 2003 or 2002. Information for the 2004 ESOP/401(k) contribution reflects a net amount after subtracting $2,850 which was erroneously contributed in 2003 due to the ESOP/401(k) plan administrator providing matching contributions in excess of the eligible compensation limit of $205,000.

(7)	Includes contributions by Compass under the ESOP/401(k) Plan of $383, $7,717 and $4,000 in 2004, 2003 and 2002, respectively, matching contributions made by Compass under the Restoration Plan of $6,600, $5,400 and $4,350 for 2004, 2003 and 2002, respectively. Mr. Hegel did not participate in the DESPP during 2004, 2003 or 2002. Information for the 2004 ESOP/401(k) contribution reflects a net amount after subtracting $3,717 which was erroneously contributed in 2003 due to the ESOP/401(k) plan administrator providing matching contributions in excess of the eligible compensation limit of $205,000

(8)	Includes contributions by Compass under the ESOP/401(k) Plan of $6,150, $6,000 and $6,000 in 2004, 2003 and 2002, respectively, matching contributions made by Compass under the DESPP of $3,283, $2,704 and $2,247 for 2004, 2003 and 2002, respectively, and matching contributions under the Restoration Plan of $3,550, $3,112 and $2,650 in 2004, 2003 and 2002, respectively.

(9)	Includes contributions by Compass under the ESOP/401(k) Plan of $2,969, $3,175 and $4,256 in 2004, 2003 and 2002, respectively, matching contributions made by Compass under the DESPP of $3,308, $2,519 and $2,024 for 2004, 2003 and 2002, respectively, and matching contributions under the Restoration Plan of $3,600, $3,000 and $2,400 in 2004, 2003 and 2002, respectively.

Compensation Pursuant to Plans
      Shareholders have approved the Long-Term Incentive Plans, which provide for the granting of incentive awards in the form of stock options, stock appreciation rights, performance units, restricted stock, supplemental cash and in such other forms as may be deemed appropriate from time to time under the circumstances. The Plans do not permit the repricing of previously granted options. The Plans are administered by the Compensation Committee which has the sole discretion, subject to the terms of the Plans, to determine those employees, including executive officers, eligible to receive awards and the amount and type of such awards. The Compensation Committee also has the authority to interpret the Plans, formulate the terms and conditions of award agreements, and make all other determinations required in the administration of these Plans. Under the 1996 Long-Term Incentive Plan, the Compensation Committee is authorized to grant awards of up to 4,275,000 shares of Compass’ common stock. Under the 1999 Omnibus Incentive Compensation Plan, the Compensation Committee is authorized to grant awards of 5,625,000 shares of Compass common stock. Under the 2002 Incentive Compensation Plan, the Compensation Committee is authorized to grant awards of 6,350,000 shares of Compass common stock.

Stock Options
      The following table contains information regarding the grant of stock options during 2004 to those executive officers named in the Summary Compensation Table. The table sets forth the number of stock options granted at fair market value on April 20, 2004 (the “Grant Date”). As required by applicable SEC regulations, the table further sets forth the potential realizable value of such stock options on April 18, 2014 (the expiration date of the stock options) at arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the stock options. As the table indicates, the annualized stock appreciation of 5% and 10% would result in stock prices in the year 2014 of approximately $62.37 and $99.31, respectively. The amounts shown in the table as potential realizable values for all shareholders’ stock (approximately $2.97 billion and $7.52 billion), represent the corresponding increases in the market value of shares of the common stock from the Grant Date multiplied by the number of shares of common stock outstanding as of December 31, 2004, of 123,264,031. No gain to the named executives is possible without an increase in stock price, which would benefit all shareholders proportionately. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurances that the potential realizable values shown in the table will be achieved.
OPTION GRANTS IN 2004 FISCAL YEAR

	Individual Grants				Potential Realizable Pre-Tax Value
					at Assumed Annual Rates of Stock
	Number of				Price Appreciation for Option Term
	Securities	% of Total
	Underlying	Options Granted	Exercise or		If Stock Price at	If Stock Price at
	Options	to Employees in	Base Price	Expiration	$62.37 in 2014	$99.31 in 2014
Name	Granted (#)(*)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

All Shareholders’ Stock Appreciation	NA	NA	NA	NA	2,968,197,866	7,521,571,172
D. Paul Jones, Jr.	194,000	12.94%	38.29	4/18/14	4,671,593	11,838,733
James D. Barri	45,000	3.00%	38.29	4/18/14	1,083,617	2,746,098
Garrett R. Hegel	51,000	3.40%	38.29	4/18/14	1,228,099	3,112,244
Clayton D. Pledger	26,000	1.73%	38.29	4/18/14	626,090	1,586,634
G. Ray Stone	26,000	1.73%	38.29	4/18/14	626,090	1,586,634

(*)	Options include non-qualified stock options and incentive stock options within the meaning of Section 422 of the Internal Revenue Code. These options were granted under the Compass 2002 Incentive Compensation Plan on April 20, 2004, with an exercise price equal to the closing price of Compass common stock on the grant date. These options become exercisable over a three-year period, with 50% exercisable on the first anniversary of the grant date, and 25% exercisable on each of the succeeding two anniversaries of the grant date.

      The following table reflects certain information concerning exercises of options with respect to Compass common stock during 2004, and the value of unexercised options held as of the end of 2004, by the executive officers named in the Summary Compensation Table:
Aggregated Option Exercises in 2004
and 2004 Year End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options at
			at 2004 Year End (#)		2004 Year End ($)

	Shares Acquired	Value	Exercisable/		Exercisable/
Name	on Exercise (#)	Realized ($)	Unexercisable		Unexercisable

D. Paul Jones, Jr.	0	0	650,675	319,500	15,848,756	4,255,495
James D. Barri	0	0	106,149	72,000	2,422,754	949,210
Garrett R. Hegel	0	0	110,861	81,125	2,557,280	1,066,471
Clayton D. Pledger	0	0	107,900	42,350	2,740,465	561,840
G. Ray Stone	0	0	99,131	42,175	2,435,970	558,380

Performance Contingent Restricted Stock
      The following table gives information concerning awards of Performance Contingent Restricted Stock in 2004 to those executive officers named in the Summary Compensation Table.
Long-Term Incentive Plan
Awards In 2004

		Performance Period	Estimated Future Payouts under Non-Stock
		or Other Period	Price-Based Plans
		Until Maturation or
Name	Number of Shares(*)	Payout	Threshold (#)	Target (#)	Maximum (#)

D. Paul Jones, Jr.	*	2004 – 2006	28,795	43,193	57,590
James D. Barri	*	2004 – 2006	6,593	9,890	13,186
Garrett R. Hegel	*	2004 – 2006	7,485	11,228	14,970
Clayton D. Pledger	*	2004 – 2006	3,826	5,739	7,652
G. Ray Stone	*	2004 – 2006	3,826	5,739	7,652

(*)	The actual number of Performance Contingent Restricted Stock that will be paid out at the end of the applicable period, if any, cannot be determined because the shares earned by the named executive officers will be based upon Compass’ future performance compared to the future performance of the peer group.
      The vesting of Performance Contingent Restricted Stock awards is conditioned upon Compass meeting certain performance goals relative to its peer group over the specified measurement period. If Compass’ performance is below the threshold levels relative to its peer group, then no Performance Contingent Restricted Stock will be earned. To the extent Compass’ performance exceeds the threshold performance levels relative to its peer group, a varying amount of shares of common stock up to the maximum potential award will be earned. Payments pursuant to the awards are determined by using a non-discretionary formula comprised of the following performance criteria measured over the specified measurement period relative to the performance of the peer group: return on common equity; diluted earnings per share growth; revenue per share growth; nonperforming asset ratio; and net charge-off ratio.

Pension Plan
      Compass has adopted basic and supplemental retirement plans which, subject to the conditions for vesting, provide retirement benefits based upon credited years of service and average annual compensation during the five consecutive calendar years of service which produce the highest average compensation (“Final Average Annual Compensation”). The following table shows the estimated annual benefits that would be payable upon retirement under Compass’ basic and supplemental retirement plans to plan participants, including executive officers, assuming retirement at normal retirement age 65 on January 1, 2005:
Pension Plan Table

	Annual Retirement Benefit if Age 65 in 2005

Highest Average Earnings	10 Years	15 Years	20 Years	25 Years	30 Years
Five Years*	Service	Service	Service	Service	Service

$ 100,000	14,443	21,664	28,885	36,106	43,328
$ 200,000	30,943	46,414	61,885	77,356	92,828
$ 400,000	63,943	95,914	127,885	159,856	191,828
$ 600,000	96,943	145,414	193,885	242,356	290,828
$ 800,000	129,943	194,914	259,885	324,856	389,828
$1,000,000	162,943	244,414	325,885	407,356	488,828
$1,500,000	245,443	368,164	490,885	613,606	736,328
$2,000,000	327,943	491,914	655,885	819,856	983,828
$2,500,000	410,443	615,664	820,885	1,026,106	1,231,328

*	Reflects all compensation without regard to statutory limits in qualified plan.
      The current estimated years of credited service for each of the executive officers named in the Summary Compensation Table are as follows: D. Paul Jones, Jr., 26; James D. Barri, 7; Garrett R. Hegel, 15; Clayton D. Pledger, 7; and G. Ray Stone, 29.
      Compass’ basic pension plan is a tax-qualified defined benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Effective January 1, 2003, the basic pension plan was modified to close the plan to new participants. During 2002, employees participating in the basic pension plan were given the opportunity to choose to participate in a newly established defined contribution profit sharing plan in lieu of future participation in the basic pension plan. The new defined contribution profit sharing plan, which became effective January 1, 2003, meets the requirement of Sections 401(a) and 501(a) of the Internal Revenue Code and provides that Compass will make contributions on behalf of each participant in the plan based upon eligible pay and years of service. All of the executive officers reflected in the Summary Compensation Table participate in the basic pension plan.
      A participant’s monthly benefit upon retirement under the pension plan is determined as 1.0% of the participant’s Final Average Annual Compensation multiplied by the participant’s number of years of service, up to thirty, with Compass, plus 0.65% of the participant’s Final Average Annual Compensation in excess of 65% of Covered Compensation (as defined in the plan) in the current year, multiplied by the participant’s number of years of service, up to thirty, with Compass. An individual’s Final Average Annual Compensation under the basic pension plan is based on a participant’s direct cash compensation (exclusive of bonuses, including any bonuses shown in the Summary Compensation Table, and most commissions) up to certain maximum dollar limits imposed under the Internal Revenue Code.
      In 1997, Compass adopted both the “Supplemental Retirement Plan” and the “Special Supplemental Retirement Plan” in order to provide key management employees a total retirement benefit equal to the retirement benefit which would have been payable under the basic pension plan but for certain annual compensation limitations on calculating a participant’s Final Average Annual Compensation imposed under the Internal Revenue Code. While a participant’s Final Average Annual Compensation under the Supplemental Retirement Plan includes additional amounts of direct cash compensation otherwise excluded under the basic pension plan, the Supplemental Retirement Plan, like the pension plan, does not include a participant’s bonuses in such calculations. Such bonuses, however, are included in calculating a participant’s Final Average Annual Compensation under the Special Supplemental Retirement Plan. Both supplemental pension plans operate as unfunded non-qualified deferred compensation arrangements for purposes of ERISA. In 2001, the Special Supplemental Retirement Plan was amended to provide that if Mr. Jones retires after he attains age sixty, he will receive a monthly retirement benefit for the remainder of his life equal to 60% of his average monthly compensation using his monthly compensation averaged over his most highly compensated three consecutive years, including his annual bonus.
      Each of the executive officers named in the Summary Compensation Table participates in one of the two supplemental retirement plans described above. Under most circumstances, employees are vested in their retirement benefits under the plans after five years of service. Benefits under the plans are payable monthly commencing on the later of age 65 or the participant’s date of retirement. Eligible participants may retire at reduced benefit levels after reaching age 55.

Stock Purchase Plans
      During 2001, Compass established the Share Accumulation Plan with the intention that the plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The purpose of the Share Accumulation Plan is to provide eligible Compass employees with an opportunity to purchase Compass’ common stock through accumulated payroll deductions. All Compass employees who have customary employment with Compass or its eligible affiliates of at least twenty hours per week and more than five months in any calendar year are eligible to participate in the Share Accumulation Plan. Under the Share Accumulation Plan, eligible Compass employees may elect to have funds deducted from payroll and accumulated for the later purchase of shares of Compass’ common stock. A participant in the Share Accumulation Plan may elect to have payroll deductions made in an amount not less than 1% of the participant’s compensation per pay period nor more than 10% of the participant’s compensation per pay period. No participant may contribute in excess of $21,250 in any calendar year.
      Participants in the Share Accumulation Plan receive an “option” to purchase Compass’ common stock on a periodic basis during stated offering periods. Participants may be enrolled in no more than one offering period at any one time. Prior to January 1, 2005, offering periods were generally twenty-four months in duration, began on the first trading day of the calendar year, and allowed participants the opportunity to purchase shares of Compass’ common stock at the end of each calendar year within an offering period. Beginning January 1, 2005, the offering periods changed to six months in duration, beginning on the first trading day of January and July, and allow participants to purchase shares of Compass’ common stock at the end of each offering period. Purchases of Compass’ common stock under the Share Accumulation Plan are made at a discounted price equal to 85% of the lesser of (1) the per share price at the time of purchase or (2) the per share price at the beginning of the offering period. Participants must be employees of Compass at the time of purchase in order to effectuate the purchase of shares under the Share Accumulation Plan. The maximum value of stock that may be purchased in a calendar year is $25,000, as determined using the market value of Compass’ common stock at the beginning of the offering period.
      At the 2004 Annual Meeting, shareholders approved the Compass Bancshares, Inc. Monthly Investment Plan (“MIP”). If implemented, the MIP would permit eligible employees to purchase shares of stock through payroll contributions in an amount up to 10% of salary. Compass may make matching contributions to employee contributions of up to 25% of employee contributions. The percentage of Compass’ matching contribution under the MIP may be changed by the Compensation Committee. Contributions to the MIP would be forwarded by Compass to the plan agent twice each month, and the plan agent in turn would authorize one or more securities brokers to purchase Compass’ common stock on the over-the-counter market, usually within five business days, but not later than thirty business days. When each semi-monthly purchase is completed, the plan agent would allocate the shares of stock to participant’s account. Dividends on shares of stock in the participant’s account may be reinvested in Compass’ common stock through the MIP. The MIP would not be a qualified retirement plan under Section 401(a) of the Internal Revenue Code and benefits would not be tax deferred. This means that employee contributions would be made with after-tax dollars and Compass’ matching contributions, if any, for employee accounts would result in ordinary wage income subject to applicable income, Social Security and Medicare taxes. Matching contributions, if any, would be included in employee payroll statements and reported as income on employees’ Forms W-2. The MIP would continue for a maximum period of 10 years from January 1, 2005, subject to the right of the Compensation Committee to amend, modify, terminate or suspend the MIP at any time without shareholder approval, to the extent that such approval is not required by applicable law or stock exchange rules. The MIP is not currently effective, and accordingly, neither employee or employer contributions nor issuance of Compass’ common stock under the MIP has occurred.
      During 2001, Compass established the Director & Executive Stock Purchase Plan to allow for investment in Compass’ common stock by non-employee members of Compass’ Board of Directors and by two categories of eligible employees described below. Under the DESPP, each non-employee director may invest up to that amount of compensation he or she is paid monthly for service in various capacities as a director, but not to exceed $50,000 annually, by delivering such cash contribution to Compass (“Director Contribution”). In addition, each director may invest up to a maximum of $5,000 per month by delivering such cash to Compass (“Additional Director Contribution”). For each Director Contribution, Compass will contribute an amount such that the director realizes a net, after-tax contribution by Compass that is equal to 45% of the Director Contribution (based on an estimated combined federal and state income tax rate of 33%). For each Additional Director Contribution, Compass will contribute an amount such that the director realizes a net, after-tax contribution by Compass that is equal to 15% of the Additional Director Contribution (based on an estimated combined federal and state income tax rate of 33%).
      Eligible employee participants in the DESPP are: (1) employees with an annual base salary of more than $212,500 and who contribute through payroll deductions the maximum amount allowable under the Share Accumulation Plan and (2) employees with an annual base salary of at least $125,000 whose contributions to the Share Accumulation Plan are partially or fully ineligible to effectuate a purchase of Compass’ common stock on a purchase date under the Share Accumulation Plan.
      In the case of the first category of eligible employee participants, the DESPP provides participants with the opportunity to purchase Compass’ common stock through deductions from payroll that may not exceed the difference between 10% of an employee’s salary and such employee’s contribution under the Share Accumulation Plan. In the case of the second category of eligible employee participants, the DESPP allows ineligible contributions under the Share Accumulation Plan to be transferred to the DESPP for the purchase of Compass’ common stock. In the case of both categories of employees, Compass contributes an amount equal to 30% of the employee’s contributions to the DESPP.
      Under the DESPP, Compass’ common stock is purchased in the open market and brokerage fees and other incidental expenses are paid by Compass. The DESPP is a non-qualified plan for federal income tax purposes and benefits are not tax deferred.

Change of Control Employment Agreements
      Compass entered into change of control employment agreements on December  14, 1994 (the “Agreements”) with each of the executive officers named in the Summary Compensation Table, except for Messrs. Barri and Pledger. Mr. Barri entered into such an agreement on November 24, 1997. Mr. Pledger entered into such an agreement on March 1, 1998.
      The Agreements are designed to retain designated officers and provide for continuity of management in the event of any actual or threatened change of control of Compass. The Agreements with the executive officers named in the Summary Compensation Table are effective for three year-periods and are automatically extended annually for additional one year periods unless notice is given to the contrary. The Agreements are otherwise terminable during their periods of effectiveness only by termination of the executive officer’s employment. Such termination in connection with a change of control (as defined in the Agreements) will entitle an executive officer to benefits under the Agreements. The Agreements require continued employment of an executive officer following a change of control on an equivalent basis to employment immediately before such change of control. In the event that during the three-year period following a change of control, the executive officer terminates the executive officer’s employment for good reason (as defined in the Agree-

ments) or, during the thirty-day period commencing one year after the change of control, the executive officer terminates the executive officer’s employment for any reason, or in the event Compass terminates the executive officer’s employment without cause (as defined in the Agreements), the executive officer will be entitled to receive an immediate lump sum payment in an amount equal to previously earned but unpaid compensation, plus an amount equal to three times the sum of such executive officer’s then-current salary and annual bonus. In addition, the executive officer will continue to be eligible, together with the executive officer’s family, to receive benefits under Compass’ welfare benefit plans (e.g., medical, group life, etc.) for the remainder of the three-year term, and any stock options then held by the executive officer pursuant to Compass’ Long-Term Incentive Plans shall remain exercisable in accordance with the terms of any stock option agreements between Compass and the executive officer, notwithstanding any provision in such option agreements to the contrary.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934 requires Compass’ executive officers and directors, and persons who own more than 10% of a registered class of Compass’ stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish Compass with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms or written representations received from certain reporting persons, Compass believes that, for the period January 1, 2004 through December 31, 2004, its executive officers and directors complied with all filing requirements applicable to them, except that Messrs. Barri, Hegel, Jones, and Pledger each made one late filing. These late filings pertained to the withholding of a portion of shares received upon the vesting of a restricted share award to satisfy tax withholding obligations on the vesting of the restricted shares.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      To the extent permitted by the Sarbanes-Oxley Act of 2002, some of the directors and proposed nominees for director and their families are and have been customers of, or had transactions with, Compass and its subsidiaries in the ordinary course of business during 2004. Any loans made by Compass or any of its subsidiaries were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Additional transactions are expected to take place in the ordinary course of business in the future.
INDEPENDENT ACCOUNTANTS
      The Audit Committee has appointed PricewaterhouseCoopers LLP as independent accountants to examine Compass’ consolidated financial statements for the fiscal year ending December 31, 2005, and to render other permitted professional services as required. PricewaterhouseCoopers LLP has served as Compass’ independent accountants since March 29, 2002. It is anticipated that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

Fees Paid To PricewaterhouseCoopers LLP
      The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of Compass’ annual financial statements for the fiscal years ended December 31, 2004, and 2003, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2004 ($)	Fiscal 2003 ($)

Audit Fees(1)	$1,389,479	$672,611
Audit-Related Fees(2)	139,483	133,058
Tax Fees(3)	138,790	91,717
All Other Fees(4)	5,900	2,800

Total	$1,673,652	$900,186

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Compass’ consolidated annual financial statements, the audit of Compass’ internal control over financial reporting, review of the quarterly interim consolidated financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, as well as such services as comfort letters, consents, and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Compass’ consolidated financial statements, are not reported under “Audit Fees” and include employee benefit plan audits, accounting consultations and attest services that are not required by statute or regulation.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning. For 2004 and 2003, fees for tax return reviews totaled $37,000 and $35,000 respectively.

(4)	All Other Fees consist of fees for products and services other than the services reported above. The Audit Committee has considered that the provision of these services was compatible with maintaining the independent accountant’s independence.
Policy on Pre-Approval of Audit and Related Services
      The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. During the 2004 fiscal year, all of the professional services of PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee of the Board of Directors is responsible for, among other things, (i) providing independent, objective oversight of Compass’ financial accounting and reporting functions and internal controls, (ii) appointing, compensating and overseeing Compass’ independent accountants, (iii) reviewing and overseeing Compass’ internal audit department, and (iv) providing an open avenue of communication among the independent accountants, financial and senior management, internal audit department, and the Board of Directors. The Audit Committee is composed of four directors and operates under a written charter adopted and approved by the Board of Directors at least every three years.
      The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004, (the “Audited Financial Statements”) with Compass’ management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent accountants of

Compass, the matters required to be discussed by codification of Statements on Auditing Standards No. 61 and Statements on Auditing Standards No. 90.
      The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has reviewed, evaluated and discussed with PricewaterhouseCoopers LLP its independence from Compass. The Audit Committee also has discussed with Compass management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as deemed appropriate by the Audit Committee.
      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.
      Members of the Audit Committee:

Charles W. Daniel	John S. Stein
Carl J. Gessler, Jr., M.D.	J. Terry Strange
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
      The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as Compass’ independent accountants for 2005. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification on this appointment in light of the critical role played by independent accountants in maintaining the integrity of Compass’ financial controls and reporting.
The Board of Directors unanimously recommends a vote FOR the approval of PricewaterhouseCoopers LLP as Compass’ independent accountants for 2005.
SHAREHOLDER PROPOSALS
      Under the SEC rules, holders of Compass common stock who wish to make a proposal to be included in Compass’ Proxy Statement and Proxy for Compass’ 2006 Annual Meeting must cause such proposal to be received by Compass at its principal office at 15 South 20th Street, Birmingham, AL 35233, addressed to the Secretary, no later than November 21, 2005. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal, the number of shares of Compass common stock owned, and the dates those shares were acquired by the shareholder. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to continue to hold the securities through the date of the 2006 Annual Meeting and appear at Compass 2006 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the SEC govern the content and form of shareholder proposals and the minimum shareholding requirement. All proposals must be a proper subject for action at Compass’ 2006 Annual Meeting.
      A shareholder may wish to have a proposal presented at the 2006 Annual Meeting but not to have such proposal included in Compass’ Proxy Statement and Proxy. For business to be properly requested to be brought before the 2006 Annual Meeting, the Secretary of Compass must receive from the shareholder a notice in writing of such request not less than 75 days prior to the 2006 Annual Meeting. In addition, the shareholder must be a shareholder of record at the time of giving such notice and be entitled to vote at the 2006 Annual Meeting. Compass’ 2006 Annual Meeting currently is scheduled to be held April  17, 2006, in Birmingham, Alabama.

CODE OF CONDUCT AND ETHICS
      Compass has adopted a Code of Ethics that applies to its directors and senior financial officers and a Code of Conduct that applies to all employees. The Code of Ethics for Directors and Senior Financial Officers and the Code of Conduct, and any amendments thereto, are available on Compass’ website at www.compassweb.com. Any waiver from the Code of Ethics for Directors and Senior Financial Officers and any waiver for an executive officer from the Code of Conduct also will be made available on Compass’ website at www.compassweb.com.
AVAILABILITY OF FORM 10-K
      Compass will provide Compass’ Annual Report on Form 10-K for the 2004 fiscal year as filed with the SEC, not including exhibits, to shareholders, without charge, upon written request. Such requests should be submitted to: Investor Relations, Compass Bancshares, Inc., 15 South 20th Street, Birmingham, AL 35233. Exhibits to Form 10-K also will be provided upon specific request and payment of a fee covering Compass’ reasonable expenses. Compass 2004 Annual Report on Form 10-K and this proxy statement also are available on Compass’ website at www.compassweb.com.
OTHER MATTERS
      As of March 18, 2005, Compass had not received notice of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Should other matters properly come before the meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

VOTE BY TELEPHONE OR INTERNET
QUICK — EASY — IMMEDIATE

INSTRUCTIONS FOR VOTING ELECTRONICALLY
VIA THE INTERNET OR TELEPHONE

•	Stockholders can now vote their shares electronically via the internet or telephone.
•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the upper portion of this proxy card.

TO VOTE YOUR SHARES VIA THE INTERNET

Visit WWW.COMPASSWEB.COM

•	To vote your shares via the internet, access the above website using any internet connection. Click “VOTE YOUR PROXY” and follow the instructions provided to vote your shares.
•	Have this proxy card in hand when you access the above-listed website.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the upper portion of this proxy card.
•	Follow the prompts to vote your shares.

TO VOTE YOUR SHARES VIA THE TELEPHONE

Call 1-800-293-8533

•	To vote your shares via the telephone, access the electronic voting center by dialing the above number from any touch-tone telephone.
•	Have this proxy card in hand when you call the above-listed number.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the upper portion of this proxy card.
•	Follow the instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU VOTED ELECTRONICALLY

Δ	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	Δ

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IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT

						Please mark your votes like this		☒

		FOR ALL	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
PROPOSAL	1. ELECTION OF DIRECTORS COMPASS BANCSHARES, INC	☐	☐	PROPOSAL 2. RATIFICATION OF AUDITORS	☐	☐	☐

NOMINEES:	JAMES H. CLICK, JR. TRANUM FITZPATRICK JOHN S. STEIN
			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
FOR ALL EXCEPT AS NOTED __________________________			PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature:	Date:	Signature:	Date:

WHEN SIGNING AS ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING AS CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNING AS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

BANCSHARES LOGO

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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COMPASS BANCSHARES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Garrett R. Hegel, Jerry W. Powell, and E. Lee Harris, Jr. or any one of them, proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock of Compass Bancshares, Inc., held of record by the undersigned on March 4, 2005, at the annual meeting of stockholders to be held on April 18, 2005, or at any adjournment(s) or postponement(s) thereof.

     THIS PROXY, WHEN PROMPTLY EXECUTED AND RETURNED OR VOTED ELECTRONICALLY AS PROVIDED ON THE REVERSE SIDE, WILL BE VOTED IN THE MANNER DIRECTED HEREIN OR ELECTRONICALLY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHOULD YOU CHOOSE TO VOTE VIA MAIL, YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE), BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

     SHOULD YOU CHOOSE TO VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE, YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE REVERSE SIDE, BUT YOU NEED NOT SPECIFY YOUR CHOICE IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

     THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE ELECTRONICALLY VIA THE INTERNET OR TELEPHONE.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

VOTE BY TELEPHONE OR INTERNET
QUICK — EASY — IMMEDIATE

INSTRUCTIONS FOR VOTING ELECTRONICALLY
VIA THE INTERNET OR TELEPHONE

•	Stockholders can now vote their shares electronically via the internet or telephone.
•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the upper portion of this proxy card.

TO VOTE YOUR SHARES VIA THE INTERNET

Visit WWW.COMPASSWEB.COM

•	To vote your shares via the internet, access the above website using any internet connection. Click “VOTE YOUR PROXY” and follow the instructions provided to vote your shares.
•	Have this proxy card in hand when you access the above-listed website.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the upper portion of this proxy card.
•	Follow the prompts to vote your shares.

TO VOTE YOUR SHARES VIA THE TELEPHONE

Call 1-800-293-8533

•	To vote your shares via the telephone, access the electronic voting center by dialing the above number from any touch-tone telephone.
•	Have this proxy card in hand when you call the above-listed number.
•	Enter the company number, proxy number and account number, when prompted, to create an electronic ballot. This information is located on the upper portion of this proxy card.
•	Follow the instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU VOTED ELECTRONICALLY
Δ	FOLD AND DETACH HERE AND READ THE REVERSE SIDE	Δ

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------

ITEMS LEFT BLANK WILL NOT BE CONSIDERED INSTRUCTIONS TO THE PLAN TRUSTEE

					Please mark your votes like this		☒
		FOR ALL	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
PROPOSAL	1. ELECTION OF DIRECTORS COMPASS BANCSHARES, INC.	☐	☐	PROPOSAL 2. RATIFICATION OF AUDITORS	☐	☐	☐

NOMINEES:	JAMES H. CLICK, JR. TRANUM FITZPATRICK JOHN S. STEIN

FOR ALL EXCEPT AS NOTED_________________________________			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐
PLEASE SIGN EXACTLY AS NAME APPEARS HEREIN. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS ABOVE
COMPANY ID: PROXY NUMBER: ACCOUNT: NUMBER:

Signature:	Date:	Signature:	Date:

WHEN SIGNING AS ATTORNEY, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNING AS CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNING AS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

BANCSHARES LOGO

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

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TO: Compass Bank, as Plan Trustee of the Compass Bancshares, Inc. Employee Stock Ownership/401(k) Plan

     I hereby direct you, as Trustee of the Compass Bancshares, Inc. Employee Stock Ownership/401(k) Plan (the “Plan”) to act in accordance with the instructions I have specified on the reverse side hereof in voting each share of Compass Bancshares, Inc. common stock (“Bancshares Stock”) allocated to my account under the Plan at the 2005 Annual Meeting of Stockholders of Compass Bancshares, Inc. to be held on April 18, 2005, and at any adjournment(s) or postponement(s) thereof. Any previous instructions to you, as Trustee of the Plan, relating to the 2005 Annual Meeting of Stockholders of Compass Bancshares, Inc. hereby are revoked. Under the terms of the Plan and subject to your responsibilities under ERISA, as Trustee of the Plan, you, as Trustee of the Plan, will vote Bancshares Stock allocated to the accounts of Plan participants and beneficiaries in accordance with timely instructions received from such participants and will not vote Bancshares Stock allocated to Plan participants if you, as Trustee of the Plan, do not receive timely instructions from such participants on or before the date designated below.

IMPORTANT: SHOULD YOU CHOOSE TO GIVE YOUR INSTRUCTIONS VIA MAIL, YOU MUST INDICATE YOUR INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY CARD AND SIGN, DATE AND MAIL THIS PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED. SHOULD YOU CHOOSE TO GIVE YOUR INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR TELEPHONE, YOU MUST GIVE YOUR INSTRUCTIONS BY FOLLOWING THE INSTRUCTIONS FOR VOTING YOUR SHARES PROVIDED ON THE REVERSE SIDE OF THIS PROXY CARD. IN ORDER TO COMPLY WITH YOUR INSTRUCTIONS, YOUR INSTRUCTIONS MUST BE RECEIVED BY CONTINENTAL STOCK TRANSFER & TRUST COMPANY BEFORE 5:00 P.M. (NEW YORK, NEW YORK TIME) ON APRIL 15, 2005. YOUR INSTRUCTIONS WILL BE KEPT CONFIDENTIAL.

DO NOT MAIL THESE INSTRUCTIONS TO COMPASS BANK OR COMPASS BANCSHARES, INC.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)